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                                                                    EXHIBIT 10.3



                         TRANSITION SERVICES AGREEMENT

         This Transition Services Agreement (this "Agreement") is entered into as of April __, 2000, between Weatherford International, Inc., a Delaware corporation ("Weatherford"), and Grant Prideco, Inc., a Delaware corporation, on behalf of itself and each of its Affiliates (collectively, "Grant Prideco").

                               W I T N E S S E T H

         WHEREAS, Weatherford and Grant Prideco are parties to the Distribution Agreement and other related agreements; and

         WHEREAS, Weatherford and Grant Prideco desire for Weatherford and its Affiliates to provide certain services to Grant Prideco;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Weatherford and Grant Prideco, each on behalf of itself and its Affiliates, hereby covenant and agree as follows:


                                   ARTICLE 1
                                   DEFINITIONS

         All capitalized terms or other defined terms used but not defined in this Agreement are used in this Agreement with the following meanings:

         "AFFILIATE" means, with respect to Weatherford or Grant Prideco, any Person, that directly or indirectly, is in control of, is controlled by, controls or is under common control of Weatherford or Grant Prideco, as the case may be. For purposes of this definition, control shall include the ownership of 50% or more of the legal or beneficial interest in any Person or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person who is an Affiliate shall only be considered an Affiliate for so long as that Person meets the definition of an Affiliate. An officer, director, general partner, managing member or trustee of a Person or Affiliate of such Person shall not be considered to be an Affiliate unless such Person is under the direct or indirect control or common control of Weatherford or Grant Prideco, as the case may be. For purposes of clarity, neither Weatherford nor Grant Prideco shall be considered to be an Affiliate of the other, nor shall National Oilwell, Grey Wolf Inc. or any other company in which a director or officer of Weatherford is also a director, officer or shareholder be considered an Affiliate of Weatherford unless Weatherford itself controls such company.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required to close.

         "CLOSING DATE" shall mean the effective date of the Distribution Agreement or such other date as the parties shall agree to in writing.




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                                   ARTICLE 1
                                   DEFINITIONS

         All capitalized terms or other defined terms used but not defined in this Agreement are used in this Agreement with the following meanings:

         "AFFILIATE" means, with respect to Weatherford or Grant Prideco, any Person, that directly or indirectly, is in control of, is controlled by, controls or is under common control of Weatherford or Grant Prideco, as the case may be. For purposes of this definition, control shall include the ownership of 50% or more of the legal or beneficial interest in any Person or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person who is an Affiliate shall only be considered an Affiliate for so long as that Person meets the definition of an Affiliate. An officer, director, general partner, managing member or trustee of a Person or Affiliate of such Person shall not be considered to be an Affiliate unless such Person is under the direct or indirect control or common control of Weatherford or Grant Prideco, as the case may be. For purposes of clarity, neither Weatherford nor Grant Prideco shall be considered to be an Affiliate of the other, nor shall National Oilwell, Grey Wolf Inc. or any other company in which a director or officer of Weatherford is also a director, officer or shareholder be considered an Affiliate of Weatherford unless Weatherford itself controls such company.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required to close.

         "CLOSING DATE" shall mean the effective date of the Distribution Agreement or such other date as the parties shall agree to in writing.

         "DISTRIBUTION AGREEMENT" shall mean that certain Distribution Agreement dated as of April __, 2000, by and between Weatherford and Grant Prideco, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "PERSON" shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                                   ARTICLE II
                              WEATHERFORD SERVICES

         2.1 SERVICES. Weatherford agrees to provide, or cause its Affiliates to provide, the services described below to Grant Prideco:

                  (a) Treasury Services. Weatherford will provide, or cause to be provided, the treasury services set forth on ANNEX A (the "Treasury Services"). Weatherford will allocate to Grant Prideco a proportional amount of the costs and expenses of Weatherford's Treasury Department to the extent they relate to matters associated with the Treasury Services. Grant Prideco agrees to pay Weatherford for such proportional amount and for all additional costs, fees, expenses, penalties, taxes and interest incurred by Weatherford relating to the provision of the Treasury Services.

                  (b) Insurance and Risk Management Services. Weatherford will provide, or cause to be provided, the insurance and risk management services set forth on ANNEX B (the "Insurance and Risk Management Services"). Weatherford will allocate to Grant Prideco a proportional amount of the costs and expenses of Weatherford's Risk Management Department to the extent they relate to matters associated with the Insurance and Risk Management Services. Grant Prideco agrees to pay Weatherford for such proportional amount and for all additional costs, fees, expenses, penalties, taxes and interest incurred by Weatherford relating to the provision of the Insurance and Risk Management Services. Grant Prideco shall be solely responsible for, and shall reimburse Weatherford for, the amount of any retentions, deductibles or any other payments for any claims relating to Grant Prideco.

                  (c) Tax Services. Weatherford will provide general tax supervision and oversight and assistance relating to the tax accounting of Grant Prideco, including assistance with the preparation and filing of the state, federal and foreign tax returns and assistance with the maintenance of tax records (collectively, the "Tax Services"). Weatherford will allocate to Grant Prideco a proportional amount of the costs and expenses of Weatherford's Tax Department to the extent they relate to matters associated with the Tax Services, including the costs of the preparation and filing of state, federal and foreign tax returns. Grant Prideco agrees to pay Weatherford for such proportional amount and for all additional costs, fees, expenses, penalties, taxes and interest incurred by Weatherford relating to the provision of the Tax Services.



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                  (d)      Management Information Systems Services. Weatherford
will provide the management information system services set forth on ANNEX C (the "MIS Services"). Weatherford will allocate to Grant Prideco a proportional amount of the costs and expenses of Weatherford's MIS Department to the extent they relate to matters associated with the MIS Services. Grant Prideco agrees to pay Weatherford for such proportional amount and for all additional costs, fees, expenses, penalties, taxes and interest incurred by Weatherford relating to the provision of the MIS Services.

                  (e) Accounting Services. Weatherford will make its Accounting Department available to Grant Prideco on a reasonable basis (the "Accounting Services", and, collectively with the Treasury Services, the Insurance and Risk Management Services, the Legal Services, the Tax Services and the MIS Services, the "Services"). Weatherford will allocate to Grant Prideco a proportional amount of the costs and expenses of Weatherford's Accounting Department to the extent they relate to matters associated with the Accounting Services. Grant Prideco agrees to pay Weatherford for such proportional amount and for all additional costs, fees and expenses incurred by Weatherford relating to the provision of the Accounting Services.

         2.2 Early Termination of Services. With respect to any Service (or portion thereof) that Grant Prideco no longer requires Weatherford (or its Affiliates) to perform, Grant Prideco shall promptly notify Weatherford that such Service (or portion thereof) is no longer required, and 30 Business Days following receipt by Weatherford of such notice, such Service (or portion thereof) will no longer be provided by Weatherford (or its Affiliates) under this Agreement and Weatherford will have no further obligation with respect thereto.

         2.3 Management Fee and Reimbursement. Weatherford will prepare and submit to Grant Prideco a monthly statement of account and invoice setting forth in reasonable detail the amounts owed by Grant Prideco for the Services pursuant to this Agreement for the immediately preceding month and the method and basis of their calculation. In consideration for Weatherford's agreement to provide and administer the Services under this Agreement, Grant Prideco also agrees to pay to Weatherford a management fee equal to 10% of the total amount of the proportional amount of the costs and expenses of the various Weatherford departments allocated to Grant Prideco. Such management fee shall be added to each monthly statement of account and invoice sent to Grant Prideco. Grant Prideco agrees to pay to Weatherford, by wire transfer in immediately available U.S. funds, all amounts owed and due under this Agreement within 30 days of receipt of such monthly statement of account and invoice. Interest at the rate of 10% per annum, compounded monthly, will accrue and will be payable with respect to any amounts due and not paid by Grant Prideco until such amounts, and any interest thereon, have been paid.

         2.4 Adjustments. All costs, expenses and fees associated with the Services are subject to change and adjustment based upon changes in Weatherford's internal cost structure and the cost of outside services utilized by Weatherford.

         2.5 Term and Termination. Subject to the provisions of Section 2.2 hereof, the term of this Agreement shall commence on the Closing Date and shall continue until, and terminate on, the first anniversary following the Closing Date. The termination of this Agreement shall not release (i) either party from its liability to the other party under this Agreement arising from a



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breach of this Agreement, (ii) either party from its rights and obligations under Article III or (iii) Grant Prideco from its payment obligations under Sections 2.1 and 2.3.

                                  ARTICLE III
           ALLOCATION OF LIABILITY; RELATIONSHIP; DELEGATION OF DUTY

         3.1 WAIVER AND INDEMNIFICATION. GRANT PRIDECO HEREBY WAIVES ANY AND ALL CLAIMS AGAINST WEATHERFORD, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (THE "WEATHERFORD PARTIES") FOR DAMAGES RESULTING FROM PERFORMANCE OF, ERROR OR DELAY IN PERFORMANCE, ATTEMPTING TO PERFORM OR FAILING TO PERFORM, ANY RESPONSIBILITIES HEREUNDER, OR ANY DAMAGES OF ANY KIND RELATED THERETO, INCLUDING CLAIMS ARISING AS A RESULT OF THE EXPRESS NEGLIGENCE OF SUCH PERSONS UNLESS SUCH DAMAGES RESULTED FROM THE WILLFUL MISCONDUCT OF SUCH PERSONS. FURTHER, GRANT PRIDECO HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD THE WEATHERFORD PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, CAUSES OF ACTION AND LEGAL LIABILITIES ARISING OUT OF, IN CONNECTION WITH, OR AS AN INCIDENT TO, THIS AGREEMENT OR ANY ACT OR OMISSION IN THE PERFORMANCE BY SUCH PERSONS OF THEIR RESPONSIBILITIES HEREUNDER, INCLUDING DAMAGES, CAUSES OF ACTION AND LEGAL LIABILITIES ARISING AS A RESULT OF THE NEGLIGENCE OF SUCH PERSONS, UNLESS SUCH DAMAGES RESULTED FROM THE WILLFUL MISCONDUCT OF SUCH PERSONS SEEKING INDEMNIFICATION.

         3.2 LIMITATION ON WARRANTIES AND CONSEQUENTIAL DAMAGES. NONE OF THE WEATHERFORD PARTIES MAKES ANY WARRANTIES OR REPRESENTATIONS REGARDING SERVICES PROVIDED PURSUANT TO THIS AGREEMENT OTHER THAN THOSE EXPRESSED IN THIS AGREEMENT AND NONE OF THE WEATHERFORD PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. SUCH SERVICES ARE FURNISHED ON AN "AS IS" BASIS, AND NONE OF THE WEATHERFORD PARTIES ASSUMES ANY RESPONSIBILITY FOR ANY DAMAGE OR LOSS (INCLUDING, WITHOUT LIMITATION, ANY CONSEQUENTIAL, EXEMPLARY OR SPECIAL DAMAGES OR LOST PROFITS) ARISING OUT OF, RESULTING FROM OR CAUSED BY SERVICES FURNISHED.

         3.3 EXPRESS NEGLIGENCE. THE INDEMNITIES SET FORTH IN THIS ARTICLE III ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE WEATHERFORD PARTIES.



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         3.4      INDEPENDENT CONTRACTOR. UNLESS OTHERWISE AGREED BY THE PARTIES
WITH RESPECT TO LEGAL SERVICES, IN PERFORMING THE SERVICES HEREUNDER, GRANT PRIDECO AND WEATHERFORD ACKNOWLEDGE AND AGREE THAT THE WEATHERFORD PARTIES AND THEIR REPRESENTATIVES SHALL BE CONSIDERED INDEPENDENT CONTRACTORS WITH RESPECT
TO GRANT PRIDECO AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE EMPLOYEES, AGENTS, PARTNERS OR JOINT VENTURERS OF GRANT PRIDECO. ADDITIONALLY, WEATHERFORD SHALL HAVE THE AUTHORITY AND RESPONSIBILITY TO SELECT THE MEANS, MANNER AND METHOD OF PERFORMING THE SERVICES REQUIRED TO BE CAUSED TO BE PERFORMED BY IT HEREUNDER.

         3.5 Delegation of Duty. In the performance of their respective obligations under this Agreement, Weatherford and its Affiliates may act directly or through agents, counsel (in-house or outside) or other persons, may delegate the performance of functions and may consult with agents, counsel (in-house or outside) and other persons. None of Weatherford or any of its Affiliates will be liable for the default or misconduct of any persons employed, consulted or engaged thereby. Weatherford and its Affiliates will be entitled to conclusively rely for all purposes upon any notice, document, correspondence, request or directive received by it from Grant Prideco, or any officer or director of Grant Prideco, and shall not be obligated to inquire (a) as to the authority or power of any person executing or presenting any such notice, document, correspondence, request or directive, or (b) as to the truthfulness of any statements set forth therein.

                                   ARTICLE IV
                                 MISCELLANEOUS

         4.1 Audit Right. Upon reasonable prior written request, Grant Prideco shall have the right to audit Weatherford's calculations, and schedules thereto, of the costs and expenses for the services provided hereunder. Upon the request of Grant Prideco, Weatherford shall provide Grant Prideco with copies of invoices relating to any third party costs and expenses relating to the Services.

         4.2 Complete Agreement; Amendment. This Agreement, including the Annexes and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between Weatherford and Grant Prideco with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by duly authorized officers of Weatherford and Grant Prideco.

         4.3 NOTICES. All notices under this Agreement must be in writing and delivered by personal service; certified or registered mail, postage prepaid, return receipt requested; nationally-recognized overnight courier, courier charges prepaid; or facsimile transmission



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(followed by telephone confirmation of receipt), to Weatherford or Grant
Prideco, as applicable, at the addresses herein set forth.

                  The addresses for notices are as follows:

                           Weatherford International, Inc.
                           515 Post Oak Boulevard, Suite 600
                           Houston, Texas  77027
                           Attention:    General Counsel
                           Facsimile:    (713) 693-4484
                           Confirm:      (713) 693-4102

                           Grant Prideco, Inc.
                           1450 Lake Robbins Dr., Suite 600
                           The Woodlands, Texas  77380
                           Attention:    President
                           Facsimile:    (281) 297-8569
                           Confirm:      (281) 297-8500

                           With a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas  77010-3095
                           Attention:    Charles L. Strauss
                           Facsimile:    (713) 651-5246
                           Confirm:      (713) 651-5535

All notices, demands and requests will be effective upon actual receipt or, in the case of delivery by facsimile transmission, the completion of such transmission during the normal business hours of the recipient. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided herein will be deemed to be receipt of the notice, demand or request sent. By giving to the other party at least 10 Business Days' written notice thereof, a party and its respective permitted successors and permitted assigns will have the right from time to time and at any time during the term of this Agreement to change their respective addresses for notices and each will have the right to specify as its address for notices any other address within the United States of America.

         4.4 SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         4.5 ASSIGNMENT; OTHER BENEFITS. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and



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permitted assigns. Neither party to this Agreement may assign its rights under this Agreement without the prior written consent of the other party; provided, however, Weatherford may assign any of its rights and obligations under this Agreement to any Weatherford Affiliate, of which Weatherford beneficially owns or controls at least 50% of the equity or other interests of such Affiliate, without the consent of Grant Prideco.

         4.6 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to or the application of the rules of conflicts of laws set forth in such laws.

         4.7 WAIVER. No consent or waiver, express or implied, by a party hereto to or of any breach or default by the other party hereto in the performance by such other party of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, will not constitute a waiver by such party of its rights hereunder. The giving of consent by a party in any one instance will not limit or waive the necessity to obtain such party's consent in any future instance.

         4.8 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders; and the singular will include the plural and vice versa. The headings of the Articles and Sections of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof or thereof.

         4.9 FORCE MAJEURE. Except for the obligation of Grant Prideco to make payments hereunder when due and the indemnification obligations arising hereunder, neither party shall be liable for delays in performance or for non-performance, directly occasioned or caused by Force Majeure. Force Majeure means any event beyond the reasonable control of the party claiming to be affected thereby, including, without limitation, acts of God, storms, floods, war, fire, strikes, lockouts or differences with workers, acts of the public enemy, insurrections, riots or rules or regulations of any Governmental Authority asserting jurisdiction or control, compliance with which makes continuance of operations impossible. Inability of either party to secure funds shall not be regarded as Force Majeure. Upon the occurrence of Force Majeure, the party affected shall give prompt notice thereof to the other party and shall, at its cost and expense, do all things reasonable to remove or mitigate its effect.

         4.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will for all purposes be deemed an original, but all of which together will constitute one and the same agreement.

         4.11 FURTHER ASSURANCES. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as will from time to time be reasonably required to carry out the terms and provisions of this Agreement.



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         4.12     ARBITRATION. The parties hereto agree that any claim arising out of or related to this Agreement shall be governed by the dispute resolution, arbitration and choice of forum provisions set forth in Section 8.3 of the Distribution Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth in the introduction to this Agreement.

                               WEATHERFORD INTERNATIONAL, INC.



                               By:
                                   -------------------------------------------
                                               Curtis W. Huff
                                   Executive Vice President, Chief Financial
                                    Officer,  General Counsel and Secretary


                               GRANT PRIDECO, INC.



                               By:
                                  --------------------------------------------
                                                  John C. Coble
                                                   President



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                                                                         ANNEX A

                                TREASURY SERVICES

Letters of Credit

Weatherford Treasury will continue to maintain certain letters of credit that are outstanding as of the date of this Agreement, a list of which is attached hereto. As such letters of credit are required to be renewed, Grant Prideco shall be required to cause replacement letters of credit to be issued; provided, however, if the circumstances under which the letters of credit were initially issued prohibit Weatherford or Grant Prideco from having a replacement letter of credit issued, Weatherford shall cause such letters of credit to be renewed at Grant Prideco's sole expense. Grant Prideco also shall cause there to be issued to Weatherford within 90 days following the Closing Date a letter of credit from a financial institution acceptable to Weatherford backing up any liability that Weatherford may have with respect to any letter of credit issued by Weatherford or any of its affiliates for Grant Prideco or any of its affiliates.

Guarantees

There are certain guarantees outstanding as of the date of this Agreement, a list of which is attached hereto. As such leases with underlying guarantees are required to be renewed, Grant Prideco shall be required to cause a replacement guarantee to be issued, except for the SGD 6,500,000 line of credit in the name of Grant Prideco (Singapore) Pte. Ltd. with Standard Chartered Bank, in which Weatherford will release its guarantee not sooner than 60 days following the Closing Date.

Miscellaneous

Other miscellaneous treasury services historically provided by Weatherford on behalf of Grant Prideco that may be reasonably requested by Grant Prideco and not unduly burdensome on Weatherford.


                                      A-1

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                                                                         ANNEX B

                     INSURANCE AND RISK MANAGEMENT SERVICES

Medical Insurance

Weatherford will continue to administer all medical claims relating to employees of Grant Prideco that are for periods prior to the Closing Date and that are covered under Weatherford's existing medical insurance program. All losses, costs, fees and expenses relating to such claims, including the costs of extending any of such coverage, and Weatherford's administration thereof shall be the sole responsibility of Grant Prideco.

Risk Management

1. Weatherford will continue to administer all claims relating to Grant Prideco that are for periods prior to the Closing Date and that are covered under Weatherford's existing insurance program. All losses, costs, fees and expenses relating to such claims and Weatherford's administration thereof shall be the sole responsibility of Grant Prideco.

2. Grant Prideco also will be responsible for any shortfalls under the current Weatherford insurance allocation method. Under such method, all Weatherford entities receive an allocation based on their actual exposures and historical loss experience. The insurance allocation represents the cost of the actual insurance premiums and an estimate of losses that fall within Weatherford's self-insured retentions and deductibles (Workers Compensation, Auto Liability, Property and General Liability).

Actual insurance premiums are allocated on a pro-rata basis based on each unit's percentage of total revenue, payroll, auto counts and property values. For example, if a particular unit has 10% of all vehicles, the unit will pay 10% of the auto liability premium. Estimated losses for a particular unit are allocated on a formula basis outlined below:

         1. Through a modeling process, losses are estimated for the insurance year that will fall within Weatherford's deductibles and self-insured retentions.

         2. Total Weatherford losses are calculated for the prior three-year period.

         3. Each unit's losses are calculated for the same three-year period (limited to $100,000 per loss).

         4. Each unit's losses are calculated as a percentage of the total three-year loss totals.

         5. Each unit's percentage of losses is then applied against the estimated losses establishing the unit's loss allocation for the coming insurance year.



                                      B-1
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Miscellaneous

Other miscellaneous insurance and risk management services historically provided by Weatherford on behalf of Grant Prideco that may be reasonably requested by Grant Prideco and not unduly burdensome on Weatherford.

                                      B-2
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                                                                         ANNEX C

                     MANAGEMENT INFORMATION SYSTEMS SERVICES

Miscellaneous management information systems services historically provided by Weatherford on behalf of Grant Prideco that may be reasonably requested by Grant Prideco and not unduly burdensome on Weatherford.

Participation by Grant Prideco employees in software and other information system training offered in the ordinary course to Weatherford's employees and its affiliates' employees.

Network access in foreign locations where such access is being provided as of the date of this Agreement and Grant Prideco has not yet obtained its own independent network capability.


                                      C-1